Exhibit 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Vivendi, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated as of December 11, 2000 filed by Vivendi Universal in connection with the "Vivendi 10 Stock Option Plan" of our report, dated March 10, 2000 (except with respect to matters discussed in Note 25 as to which the date is September 6, 2000) ), relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1999 and statements of income, changes in shareholder's equity and cash flows for the year then ended and the information with respect to accounting principles generally accepted in the United States appearing in Note 25, included in the prospectus filed on November 2, 2000 with the United States Securities Exchange Commission by Vivendi Universal pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

                                  Paris, France
                                December 11, 2000






RSM Salustro Reydel                                       Barbier Frinault & Cie
                                                A member firm of Arthur Andersen